Exhibit 23.2

June 29, 2012

United States Securities and
Exchange Commissioner
Washington, DC 20549

FORM S-3 REGISTRATION STATEMENT
INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY CONCERN:

We consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust, on Form S-3 dated June 29, 2012, of our Legality opinion letter dated June 29, 2012.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

PRINGLE & HERIGSTAD, P.C.

By: /s/ David Hogue
David Hogue